CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the

Prospectus constituting part of the Registration Statement

of Post-Effective Amendment No. 1 on Form S-8 (No. 333

29407), the Registration Statement on Form S-3 (No. 333

45321), and the Registration Statement on Form S-3 (No. 333

66779) of Accent Color Sciences, Inc. of our report dated

March 9, 1999 appearing on page 16 of this Form 10-K.




/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
March 31, 1999